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Exhibit 3.1(x)

ARTICLES OF INCORPORATION

OF

CUTTER HOMES, LTD.

KNOW ALL MEN BY THESE PRESENTS:

        That the undersigned incorporator, Wanda S. Cutter, does hereby form a corporation under the laws of the Commonwealth of Kentucky.

ARTICLE I

        The Corporation hereby proposed to be formed shall be named and known as CUTTER HOMES, LTD., under which name it may contract and be contracted with, sue and be sued, adopt a corporate seal and conduct its business.

ARTICLE II

        The objects and purposes of this corporation shall be to engage in the business of the construction of residential, single and multi-family dwellings, and to conduct all businesses necessarily incidental to such objects and purposes.

        Further objects and purposes shall be to engaged in any commercial, industrial, or agricultural enterprise calculated or designed to be profitable to this corporation and in conformity with the laws of the Commonwealth of Kentucky; and to engage generally in, do and perform any enterprise, act or vocation that a natural person might do or could perform.

ARTICLE III

        This corporation shall commence business as soon as the Articles of Incorporation have been filed in the office of Secretary of State of the Commonwealth of Kentucky, at Frankfort, Kentucky, and the office of the Clerk of the Fayette County Court, in Lexington, Kentucky. The duration of this corporation shall be perpetual unless sooner dissolved.

ARTICLE IV

        The registered office of this corporation shall be Suite Four A, Citizens Bank Square, Lexington, Kentucky 40507.

        The name and address of resident process agent is: Guy R. Colson, Suite Four A, Citizens Bank Square, Lexington, Kentucky 40507.

ARTICLE V

        The total authorized number of common shares of stock shall be five hundred (500), and each share shall have no par value. Each shareholder shall have one vote for each share outstanding in his or her name and on the books of the corporation.

ARTICLE VI

        The amount of capital with which the corporation shall commence shall not be less than $1,000.00 in cash or property taken in evaluation and as provided by law.

ARTICLE VII

        The names, addresses and number of shares of stock subscribed to by each stockholder shall be as follows:

Name	Address	No. of Shares
Wanda S. Cutter	256 Southpoint Drive Lexington, Kentucky	100

ARTICLE VIII

        The business and affairs of this corporation shall be conducted by a Board of Directors, the number of which shall be designated by the shareholders of the corporation. However, the initial Board of Directors shall consist of two members. No director need be a stockholder. The Board of Directors shall be elected at the first meeting of stockholders and these directors shall serve as such for a period of one year from the date of election. Future election of directors shall be held annually by the shareholders of the corporation.

        The Board of Directors at their first meeting shall elect a President, Vice-President, and a Secretary-Treasurer of the corporation. Any of these offices herein enumerated may be combined into one person. These officers need not be stockholders. These officers shall hold office for a term of one year or until their successors are elected and qualified, unless herein removed by a vote of the holders of the stock issued. The Board of Directors shall have the power to make all such by-laws and rules to regulate the business of this corporation which will not be nconsistent with the Articles of Incorporation nor the laws of the Commonwealth of Kentucky, subject to the powers of the shareholders to change or repeal such By-Laws.

        The initial two members of the Board of Directors shall be

Name	Address
Wanda S. Cutter	256 Southpoint Drive Lexington, Kentucky 40503
Donald L. Cutter	256 Southpoint Drive Lexington, Kentucky 40503

ARTICLE IX

        The personal property of the shareholders and directors of this corporation shall not be subject to payment of its corporate debts or liabilities in any manner or to any extent.

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this the 15th day of April, 1977.

/s/ WANDA S. CUTTER WANDA S. CUTTER
STATE OF KENTUCKY	)
(
COUNTY OF FAYETTE	)

        I, Guy R. Colson, a Notary Public, do hereby certify that on the 15th day of April, 1977, personally appeared before me Wanda S. Cutter, who being by me first duly sworn, declared that she is incorporator of Cutter Homes, Ltd., that she signed the foregoing document and that the statements contained therein are true.

/s/ GUY R. COLSON NOTARY PUBLIC, KY. STATE AT LARGE
My Commission Expires: 2-3-79

COMMONWEALTH OF KENTUCKY
OFFICE OF
SECRETARY OF STATE

DREXELL R. DAVIS Secretary	FRANKFORT, KENTUCKY

STATEMENT OF CHANGE
OF REGISTERED OFFICE OR REGISTERED AGENT
OR BOTH

Pursuant to the provisions of Kentucky Revised Statutes Chapter 271A, the undersigned corporation organized in the state of Kentucky submits the following statement for the purpose of changing its registered office or registered agent or both in the Commonwealth of Kentucky:

The name of the corporation	Cutter Homes, Limited

Address of its present registered office	c/o Guy R. Colson, Citizens Bank Square, Suite 4A, Lexington, KY 40507

Address of registered office is hereby changed to	301 United Court, Unit 9 Lexington, KY 40509

Name of present registered agent	Guy R. Colson

Name of registered agent is hereby changed to	Donald L. Cutter

The address of its registered office and the address of the business office of its registered agent, as changed will be identical. Such change was authorized by resolution adopted by its Board of Directors.

Dated:	March 23, 1986
Cutter Homes, Limited
CORPORATION
By:	/s/
President or Vice President Only
/s/
TITLE
INSTRUCTIONS
1.	Mail to Secretary of State, Capitol Building, Frankfort, Kentucky 40601
2.	Enclose fee of $10.00. Make check payable to "Kentucky State Treasurer."
3.	Submit in duplicate. All copies must be originally signed.
4.	A post office box number is not acceptable unless it is accompanied by a street, highway, apartment, etc.
5.	Registered agent must be a Kentucky resident or corporation. Registered address must be in Kentucky.

COMMONWEALTH OF KENTUCKY
OFFICE OF
SECRETARY OF STATE

DREXELL R. DAVIS Secretary	FRANKFORT, KENTUCKY

STATEMENT OF CHANGE
OF REGISTERED OFFICE OR REGISTERED AGENT
OR BOTH

Pursuant to the provisions of Kentucky Revised Statutes Chapter 271A, the undersigned corporation organized in the state of Kentucky submits the following statement for the purpose of changing its registered office or registered agent or both in the Commonwealth of Kentucky:

The name of the corporation	Cutter Homes, Ltd.

Address of its present registered office	4th Floor, Bank One Plaza

Address of registered office is hereby changed to	3131-D Custer Drive, Lexington, Kentucky 40502

Name of present registered agent	Guy R. Colson

Name of registered agent is hereby changed to	Donald L. Cutter

The address of its registered office and the address of the business office of its registered agent, as changed will be identical. Such change was authorized by resolution adopted by its Board of Directors.

Dated:	July 15, 1987
Cutter Homes, Limited
corporation
By:	/s/
President or Vice President Only
President
Title
INSTRUCTIONS
1.	Mail to Secretary of State, Capitol Building, Frankfort, Kentucky 40601
2.	Enclose fee of $10.00. Make check payable to "Kentucky State Treasurer."
3.	Submit in duplicate. All copies must be originally signed.
4.	A post office box number is not acceptable unless it is accompanied by a street, highway, apartment, etc.
5.	Registered agent must be a Kentucky resident or corporation. Registered address must be in Kentucky.

ARTICLES OF (MERGER) (SHARE EXCHANGE)

OF

Crossmann Acquisition Corporation, Inc.	AND

INTO

Cutter Homes, Ltd.

        Pursuant to the provisions of Section 271B.11-050 of the Kentucky Revised Statutes, the undersigned corporations adopt the following articles of (merger) (share exchange):

  1.
  The plan of (merger) (share exchange) is set forth as Exhibit A.

  2.
  [choose either (a) or (b)]

  (a)
  Shareholder approval of the plan of merger was not required.

or

    xxx(b)
    The plan of (merger) (share exchange) was approved by the shareholders and:

    (i)
    The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the plan as to each corporation were:

Name of Corporation	Designation	Number of Outstanding Shares	Number of Votes Entitled To Be Cast
Crossmann Acquisition Corporation, Inc.	Common Stock	1,000	1,000
Cutter Homes, Ltd.	Common Stock	372	372

    and

    (ii)
    the total number of votes cast for and against the plan by each voting group entitled to vote separately on the plan was:

Name of Corporation	Voting Group	Total Number of Votes Cast For the Plan	Total Number of Votes Cast Against the Plan

or

      (ii)
      the total number of undisputed votes cast for the plan separately by each voting group was:

Name of Corporation	Voting Group	Total Number of Undisputed Votes Cast For the Plan
Crossmann Acquisition Corporation, Inc.	Holders of Common Stock	1,000
Cutter Homes, Ltd.	Holders of Common Stock	372

and the number cast for the plan by each voting group was sufficient for approval by that group.

Dated June 13 , 1997	Crossmann Acquisition Corporation, Inc.
Name of Corporation
/s/
Authorized Signature and Title
Dated June 13 , 1997	Cutter Homes, Ltd.
Name of Corporation
/s/
Authorized Signature and Title

(KY—1583)

Exhibit A

PLAN OF MERGER

        THIS PLAN OF MERGER, dated as of the 13th day of June, 1997, (the "Plan") is between Cutter Homes, Ltd., a Kentucky corporation (the "Surviving Corporation"), and Crossmaan Acquisition Corporation, Inc., a Kentucky corporation (the "Merging Corporation") (hereinafter collectively referred to as the "Constituent Corporations").

WITNESSETH:

        WHEREAS, the Surviving Corporation is a corporation duly incorporated and validly existing under the laws of the Commonwealth of Kentucky, with authorized capital stock consisting of 500 shares of common stock, 372 of which are validly issued and outstanding (the "Surviving Corporation Shares"). The Surviving Corporation Shares are owned by Donald L. Cutter, a Kentucky resident;

        WHEREAS, the Merging Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Kentucky, with authorized capital stock consisting of 1,000 shares of common stock (the "Merging Corporation Shares"). One thousand (1,000) shares of common stock are validly issued and outstanding. The outstanding Merging Corporation Shares are owned by Crossmann Communities, Inc. an Indiana corporation.

        WHEREAS, the Board of Directors of the Surviving Corporation and the Board of Directors of the Merging Corporation, respectively, have deemed it desirable and in the best interests of the Surviving Corporation and the Merging Corporation that the Merging Corporation be merged with and into the Surviving Corporation pursuant to the terms and conditions contained herein (the "Merger") and have each, by resolutions duly adopted, approved this Plan and the Merger; and

        WHEREAS, the shareholders of the Surviving Corporation and the Merging Corporation, have approved this Plan of Merger by unanimous written consent.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained and for the purpose of prescribing the terms and conditions of the Merger, the manner and basis for the cancellation of the Merging Corporation Shares and such other provisions as are deemed necessary or desirable, the parties hereto have agreed, and do hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

ARTICLE I.

The Merger

        In accordance with the applicable provisions of the laws of the Commonwealth of Kentucky, as of the Effective Time, as hereinafter defined, the Merging Corporation shall be merged with and into the Surviving Corporation, and the Surviving Corporation shall be the surviving corporation of the merger, governed by the laws of the Commonwealth of Kentucky.

        Section 1.01.    Effective Time.    The Merger shall become effective at the close of business on June 13, 1997, and such date and time shall be the "Effective Time" referred to in this Plan.

        Section 1.02.    Articles of Merger.    As soon as practicable after the execution hereof, Articles of Merger shall be executed and filed with the Secretary of State of Kentucky as provided in the Kentucky Business Corporation Act. The merger shall not become effective until the Effective Time.

        Section 1.03.    Other Actions.    The Surviving Corporation and the Merging Corporation shall take all such actions as may be reasonably necessary or appropriate in order to fully effectuate the Merger. In case at any time after the Effective Time any further action is desirable or necessary to carry out the purposes of this Plan, the officers and directors of the Surviving Corporation shall take such action.

        Section 1.04.    Effect of the Merger.    As of the Effective Time, the Merging Corporation shall be merged with and into the Surviving Corporation and the separate corporate existence of the Merging Corporation shall cease. The effect of the Merger shall be as provided under the Kentucky Business Corporation Act. The Articles of Incorporation and By-Laws of the Surviving Corporation in effect immediately prior to the Effective Time shall continue to be the Articles of Incorporation and By-Laws of the Surviving Corporation. The directors and officers of the Surviving Corporation immediately prior to the Effective Time shall be deemed to have resigned and the directors and officers of the Surviving Corporation after the Merger shall be as set forth below:

      Board of Directors
      Richard H. Crosser
      John B. Scheumann
      Jennifer A. Holihen

      Officers
      Richard H. Crosser, President
      John B. Scheumann, Chief Executive Officer
      Jennifer A Holihen, Secretary/Treasurer

These directors and officers shall remain the directors and officers of the surviving corporation until such time thereafter as they may be replaced or removed in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation and the applicable provisions of the Kentucky Business Corporation Act.

ARTICLE II.

Conversion of Shares

        Section 2.01.    Treatment of Merging Corporation Stock.    As of the Effective Time, by virtue of the Merger and by operation of law, each of the Merging Corporation Shares issued and outstanding at the Effective Time shall be canceled.

        Section 2.02.    Treatment of Surviving Corporation Stock.    As of the Effective Time, by virtue of the Merger and by operation of law, each of the Surviving Corporation Shares issued and outstanding at the Effective Time shall continue to be one issued and outstanding Surviving Corporation Share.

        Section 2.03.    Surrender of Shares.    Promptly after the Effective Time, all certificates which prior to the Effective Time represented issued and outstanding Merging Corporation Shares shall be surrendered for cancellation. Each certificate so surrendered shall forthwith be canceled.

        IN WITNESS WHEREOF, this Plan, having first been duly approved by resolutions of the respective Boards of Directors of each of the Constituent Corporations and approved by their respective shareholders, is hereby executed on behalf of each of the Constituent Corporations by their respective officers, all as of the date first written.

SURVIVING CORPORATION CUTTER HOMES, LTD.
By:	/s/ Donald L. Cutter Donald L. Cutter President
MERGING CORPORATION CROSSMANN ACQUISITION CORPORATION, INC.
By:	/s/ John B. Scheumann John B. Scheumann Chief Executive Officer

COMMONWEALTH OF KENTUCKY

JOHN Y. BROWN III

SECRETARY OF STATE

STATEMENT OF CHANGE OF REGISTERED OFFICE
OR REGISTERED AGENT OR BOTH

        Pursuant to the provisions of Chapters 271B or 273 of the Kentucky Revised Statutes, the undersigned submits the following statements on behalf of the corporation which is organized in the state of Kentucky for the purpose of changing its registered office or registered agent or both in the Commonwealth of Kentucky.

The name of the corporation is Cutter Homes, LTD

The complete address of the current registered office is:

3131—D Custer Dr.	Lexington, KY	40517

Street	City/State	Zip

The complete address of the current registered office is hereby changed to:

Street	City/State	Zip

The Name of the current registered agent is:
Donald L. Cutter
The Name of the current registered agent is hereby changed to:
Anthony Incorvia

The address of the registered office and the address of the business office of the registered agent, as changed, will be identical

Dated	July 15, 1997

/s/ Jennifer A. Holihen
SIGNATURE & TITLE
Jennifer A. Holihen, Secretary
PRINT or TYPE NAME & TITLE

CONSENT OF NEW AGENT
I Anthony Incorvia consent to serve as the new registered agent on behalf of this corporation.

/s/ Anthony Incorvia
Signature of New Agent

(See Reverse Side for Instructions)

SSC-001(8/92)

JOHN Y. BROWN III
SECRETARY OF STATE

STATEMENT OF CHANGE OF REGISTERED OFFICE
OR REGISTERED AGENT OR BOTH

        Pursuant to the provisions of Chapters 271B or 273 of the Kentucky Revised Statutes, the undersigned hereby applies to change the registered office or registered agent or both on behalf of

CUTTER HOMES LTD. Exact name of corporation

which is organized in the state of KENTUCKY, and for that purpose submits the following statements:

1.	Name of current registered agent	2.	Registered agent is hereby changed to
ANTHONY INCORVIA		Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company
3.	Address of current registered office	4.	Registered office is hereby changed to
3131-D CUSTER DRIVE LEXINGTON, KY 40502		421 West Main Street Frankfort, Kentucky 40601

The street address of the registered office and the business office of the registered agent, as changed, will be identical.
5.	Signature of officer or chairman of the board	6.	Consent of Registered Agent
/s/ Teresa Dietz		Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company
Signature and Title		(Print or type name)
TERESA DIETZ, SECRETARY
Type or Print Name and Title		consent to serve as the registered agent on behalf of the corporation.
Dated:	June 5, 2002	By:	/s/ Laura R. Dunlap
			(Signature of Registered Agent)
		Laura R. Dunlap, Asst. Secretary Type or Print Name & Title, if applicable

SSC-107(7/98)

(See attached sheet for instructions)

COMMONWEALTH OF KENTUCKY
JOHN Y. BROWN III
SECRETARY OF STATE

STATEMENT OF CHANGE OF PRINCIPAL OFFICE ADDRESS

        Pursuant to the provisions of KRS Chapters 275, the undersigned hereby applies to change the principal office address on behalf of

CUTTER HOMES LTD.
Exact name of corporation

which is organized in the state or country of KENTUCKY, and for that purpose submits the following statements:

1.	Current principal office address		2.	Principal office address is hereby changed to
5775 PEACHTREE DUNWOODY, SUITE B-209 ATLANTA, GA 30342			NORTHPARK BUILDING 400, 1000 ABERNATHY RD. SUITE 1200, ATLANTA, GA. 30328
3.	Signature of Manager or Member
/s/ Teresa Dietz
Signature and Title
/s/	Teresa Dietz, Secretary
Print or type Name and Title
	Dated:	4/8/03

(See attached sheet for instruction)

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  Exhibit 3.1(x)
ARTICLES OF INCORPORATION OF CUTTER HOMES, LTD.